EXHIBIT 23

DELOITTE & TOUCHE LLP
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     Suite 3900                    Telephone (503) 222-1341
     111 SW Fifth Avenue           Facsimile (503) 224-2172
     Portland, Oregon 92709-3698




INDEPENDENT AUDITORS' CONSENT

Northwest Natural Gas Company:

We consent to the incorporation by reference in this Registration Statement of Northwest Natural Gas Company on Form S-3 of our report dated February 12, 1997, appearing in the Annual Report on Form 10-K of Northwest Natural Gas Company for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

August 6, 1997